Exhibit 99.1

NEWS RELEASE

Cliffs Natural Resources Inc. Reports Second-Quarter 2015 Results

CLEVELAND—July 29, 2015—Cliffs Natural Resources Inc. (NYSE: CLF) today reported second-quarter results for the period ended June 30, 2015. Second-quarter 2015 consolidated revenues of $498 million decreased 33 percent from the prior year's second quarter revenues of $748 million. Cost of goods sold decreased by 22 percent to $441 million compared to $564 million reported in the second quarter of 2014.

For the second quarter of 2015, Cliffs recorded net income attributable to Cliffs' common shareholders of $60 million, or $0.39 of earnings per diluted share, compared to a net loss attributable to Cliffs' common shareholders of $2 million, or $0.02 per diluted share recorded in the second quarter of 2014.

Lourenco Goncalves, Cliffs' Chairman, President and Chief Executive Officer, said, "Over the past twelve months we have taken actions to protect the long-term viability of Cliffs. These include the elimination of a revolver with restrictive covenants, the removal of loss-making Eastern Canadian Iron Ore, the divestiture of several non-core assets, the significant reduction of SG&A and capital expenditures, and the optimization of costs in U.S. Iron Ore and Asia Pacific Iron Ore." Mr. Goncalves added, “As actions are taken to combat the influence of unfairly-traded steel in the United States, we expect to see improved industry operating conditions and profitability in the second half of this year."

For the second-quarter 2015, adjusted EBITDA1 was $65 million.

	Adjusted EBITDA[1] by Segment (in millions)
	U.S. Iron Ore	Asia Pacific Iron Ore	Corporate/ Other	Total
Q2 2015 Adjusted EBITDA[1] (in millions)	$77.2	$17.4	$(29.7)	$64.9
YTD 2015 Adjusted EBITDA[1] (in millions)	$182.3	$23.1	$(51.5)	$153.9

Cliffs' second-quarter 2015 SG&A expenses were $31 million, a 25 percent decrease when compared to the second-quarter 2014 expense of $41 million, as a result of reduced headcount and other continued cost saving initiatives.

Cliffs' second-quarter 2015 interest expense was $64 million, a 51 percent increase when compared to a second-quarter 2014 expense of $42 million. The increase was primarily driven by the issuance of secured notes during the first quarter of 2015. The Company noted that of the $64 million recorded, $56 million is a cash expense and the remaining $8 million is non-cash.

U.S. Iron Ore

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Volumes - In Thousands of Long Tons
Total sales volume	4,244	4,337	7,190	7,174
Total production volume	5,503	5,805	10,879	10,442
Sales Margin - In Millions
Revenues from product sales and services	$369.7	$514.6	$681.5	$875.9
Cost of goods sold and operating expenses	320.7	367.4	552.5	633.7
Sales margin	$49.0	$147.2	$129.0	$242.2
Sales Margin - Per Long Ton
Revenues from product sales and services*	$78.32	$106.80	$84.23	$107.68
Cash production cost[3]	56.06	61.37	60.36	69.62
Non-production cash cost[3]	5.53	5.36	(0.15)	(3.41)
Cash cost[3]	61.59	66.73	60.21	66.21
Depreciation, depletion and amortization	5.18	6.13	6.08	7.71
Cost of goods sold and operating expenses*	66.77	72.86	66.29	73.92
Sales margin	$11.55	$33.94	$17.94	$33.76

* Excludes revenues and expenses related to domestic freight, which are offsetting and have no impact on sales margin. Revenues per ton also exclude venture partner cost reimbursements.

U.S. Iron Ore pellet sales volume in the second quarter of 2015 was 4.2 million tons, a 2 percent decrease when compared to the second quarter of 2014. The decrease was driven by reduced year-over-year export sales and lower demand by U.S. mills, partially offset by improved shipping conditions on the Great Lakes.

Cash production cost per ton3 in U.S. Iron Ore was $56.06, down 9 percent from $61.37 in the prior year's second quarter. The decrease was driven by a reduction in salaried workforce headcount and overall reductions in employment costs along with a year-over-year reduction in energy rates.  This was partially offset by decreases in production volume due to scheduled maintenance and repairs.

Realized revenue rates of $78.32 per ton were lower than previously guided as a result of a significant adjustment to the hot-band steel price estimate for one major contract. The adjustment to hot-band estimates was based on updated quarter-end forecasts provided by the customer. This adjustment drove a $5 per ton reduction in realized pricing and a $20 million reduction in Adjusted EBITDA for U.S. Iron Ore during the quarter.

Asia Pacific Iron Ore

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Volumes - In Thousands of Metric Tons
Total sales volume	2,750	2,900	5,784	5,541
Total production volume	2,847	2,731	5,727	5,521
Sales Margin - In Millions
Revenues from product sales and services	$128.4	$233.1	$262.6	$487.3
Cost of goods sold and operating expenses	120.1	197.1	253.5	385.0
Sales margin	$8.3	$36.0	$9.1	$102.3
Sales Margin - Per Metric Ton
Revenues from product sales and services*	$44.29	$80.38	$43.53	$87.94
Cash production cost[3]	34.32	51.59	35.56	51.09
Non-production cash cost[3]	4.52	1.79	4.15	3.70
Cash cost[3]	38.84	53.38	39.71	54.79
Depreciation, depletion and amortization	2.44	14.59	2.25	14.69
Cost of goods sold and operating expenses*	41.28	67.97	41.96	69.48
Sales margin	$3.01	$12.41	$1.57	$18.46

*Excludes revenues and expenses related to freight, which are offsetting and have no impact on sales margin.

Second-quarter 2015 Asia Pacific Iron Ore sales volume decreased 5 percent to 2.8 million tons, from 2.9 million tons in 2014’s second quarter. The volume decrease was driven by the impact of previously scheduled port maintenance activities.

Cash production cost per ton3 in Asia Pacific Iron Ore was $34.32, down 33 percent from $51.59 in the prior year's second quarter. The decrease was driven primarily by reduced mining and administrative costs, as well as favorable exchange rate variances of approximately $7 per ton.

Cash Flow and Liquidity
Due to the usual seasonality of the business during the first half of the year, higher levels of working capital drove a year-to-date cash use of $236 million.

At the end of second quarter of 2015, Cliffs had net debt4 of $2.6 billion, compared to $3.1 billion of net debt4 at the end of the second quarter of 2014. There were no borrowings on the Company's asset-based lending facility at the end of the second quarter of 2015. The reduction in net debt4 was a consequence of several actions including asset sales, exchange offers and open-market bond repurchases during the prior twelve months.

Capital expenditures during the quarter were $19 million, a 70 percent decrease compared to $61 million in second quarter of 2014. This includes capital expenditures related to North American Coal. Cliffs also reported depreciation, depletion and amortization of $31 million in the second quarter of 2015.

Outlook
Cliffs provides full-year expected revenues-per-ton ranges based on different assumptions of seaborne iron ore prices. Cliffs indicated that each different pricing assumption holds all other assumptions constant, including customer mix, as well as industrial commodity prices, freight rates, energy prices, production input costs and/or hot-band steel prices (all factors contained in certain of Cliffs' supply agreements).

The table below provides certain Platts IODEX averages for the remaining six months and the corresponding full-year realization for the U.S. Iron Ore and Asia Pacific Iron Ore segments. The estimates consider actual Platts IODEX rates for the first half of 2015. Cliffs previously furnished 2015 pricing expectations on April 28, 2015. Due primarily to a significant price forecast adjustment for hot-band steel for one major customer contract based on information provided by that customer, Cliffs has lowered its revenues-per-ton expectations for U.S. Iron Ore. Expectations of revenue realizations for Asia Pacific Iron Ore have not changed significantly since the end of the first quarter.

2015 Full-Year Realized Revenues-Per-Ton Range Summary
July - Dec. Platts IODEX (1)	U.S. Iron Ore (2)	Asia Pacific Iron Ore (3)
$30	$75 - $80	$30 - $35
$35	$75 - $80	$30 - $35
$40	$75 - $80	$35 - $40
$45	$75 - $80	$35 - $40
$50	$75 - $80	$35 - $40
$55	$75 - $80	$40 - $45
$60	$75 - $80	$40 - $45
$65	$80 - $85	$45 - $50
$70	$80 - $85	$45 - $50
$75	$80 - $85	$45 - $50
$80	$80 - $85	$50 - $55
(1)	The Platts IODEX is the benchmark assessment based on a standard specification of iron ore fines with 62% iron content (C.F.R. China).
(2)	U.S. Iron Ore tons are reported in long tons of pellets.
(3)	Asia Pacific Iron Ore tons are reported in metric tons of lump and fines, F.O.B. the port.

U.S. Iron Ore Outlook (Long Tons)
For 2015, the Company is lowering its full-year sales and production volume expectation by 1.5 million tons to 19 million tons of iron ore pellets, reflecting currently low capacity utilization rates among Cliffs' U.S. steel customers, mainly attributed to heavy imported steel penetration. The Company expects these conditions to improve in the second half of 2015, but is basing the sales forecast on current nominations.

Despite the reduction in production tonnage, Cliffs is maintaining its previous cash production cost3 expectation of $55 - $60 per ton and the previous cash cost of goods sold per ton3 expectation of $60 - $65.

Depreciation, depletion and amortization for full-year 2015 is expected to be approximately $5 per ton.

Asia Pacific Iron Ore Outlook (Metric Tons, F.O.B. the port)
Cliffs is maintaining its full-year 2015 Asia Pacific Iron Ore expected sales and production volumes of approximately 11 million tons. The product mix is expected to contain 52 percent lump and 48 percent fines.

Based on a full-year average exchange rate of $0.77 U.S. Dollar to Australian Dollar, the Company is maintaining its full-year 2015 Asia Pacific Iron Ore cash production cost per ton3 expectation of $30 - $35. Cliffs' cash cost of goods sold per ton3 expectation of $35 - $40 was also maintained.

Cliffs anticipates depreciation, depletion and amortization to be approximately $3 per ton for full-year 2015.

The following table provides a summary of Cliffs’ 2015 guidance for its two continuing business segments:

	2015 Outlook Summary
	U.S. Iron Ore (A)	Asia Pacific Iron Ore (B)
Sales volume (million tons)	19	11
Production volume (million tons)	19	11
Cash production cost per ton[3]	$55 - $60	$30 - $35
Cash cost of goods sold per ton[3]	$60 - $65	$35 - $40
DD&A per ton	$5	$3

(A)	U.S. Iron Ore tons are reported in long tons of pellets.
(B)	Asia Pacific Iron Ore tons are reported in metric tons of lumps and fines.

SG&A Expenses and Other Expectations
Cliffs is maintaining its full-year 2015 SG&A expenses expectation of $120 million.

The Company expects full-year 2015 interest expense to be approximately $235 million, of which approximately $205 million is cash interest. Consolidated full-year 2015 depreciation, depletion and amortization is expected to be approximately $145 million.

Cliffs expects to receive a cash tax refund during the third quarter of 2015 of approximately $160 million.

Capital Budget Update
Cliffs is maintaining its full-year 2015 capital expenditures budget in the range of $100 - $125 million. The spending range includes outflows related to North American Coal and assumes no additional asset divestitures.

Conference Call Information
Cliffs Natural Resources Inc. will host a conference call this morning, July 29, 2015, at 10 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.cliffsnaturalresources.com.
About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is a leading mining and natural resources company in the United States. The Company is a major supplier of iron ore pellets to the North American steel industry from its mines and pellet plants located in Michigan and Minnesota. Cliffs also operates an iron ore mining complex in Western Australia. Additionally, Cliffs produces low-volatile metallurgical coal in the U.S. from its mines located in Alabama and West Virginia. Driven by the core values of safety, social, environmental and capital stewardship, Cliffs’ employees endeavor to provide all stakeholders operating and financial transparency. News releases and other information on the Company are available at: http://www.cliffsnaturalresources.com.

Forward-Looking Statements
This release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this release, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs’ future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: our ability to successfully execute an exit option for our Canadian Entities that minimizes the cash outflows and associated liabilities of such entities, including the CCAA process; trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; availability of capital and our ability to maintain adequate liquidity; uncertainty or weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, reduced market demand and any change to the economic growth rate in China; our ability to successfully identify and consummate any strategic investments and complete planned divestitures, including with respect to our North American Coal operating segment; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding any modifications to sales contract provisions or renewals; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual levels of capital spending; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to cost-effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and the risk factors identified in Part I - Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

SOURCE: Cliffs Natural Resources Inc.
MEDIA CONTACT:

Patricia Persico Director, Global Communications (216) 694-5316
FINANCIAL TABLES FOLLOW
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CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES FROM PRODUCT SALES AND SERVICES
Product	$454.3	$696.3	$857.4	$1,259.8
Freight and venture partners' cost reimbursements	43.8	51.4	86.7	103.4
	498.1	747.7	944.1	1,363.2
COST OF GOODS SOLD AND OPERATING EXPENSES	(440.8)	(564.2)	(806.0)	(989.7)
SALES MARGIN	57.3	183.5	138.1	373.5
OTHER OPERATING INCOME (EXPENSE)
Selling, general and administrative expenses	(30.8)	(40.9)	(59.8)	(81.4)
Miscellaneous - net	(0.8)	(3.3)	19.3	(13.6)
	(31.6)	(44.2)	(40.5)	(95.0)
OPERATING INCOME	25.7	139.3	97.6	278.5
OTHER INCOME (EXPENSE)
Interest expense, net	(63.6)	(42.1)	(106.5)	(82.5)
Gain on extinguishment of debt	—	—	313.7	—
Other non-operating income (expense)	(2.1)	1.6	(2.9)	2.4
	(65.7)	(40.5)	204.3	(80.1)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY LOSS FROM VENTURES	(40.0)	98.8	301.9	198.4
INCOME TAX BENEFIT (EXPENSE)	1.8	(7.6)	(173.3)	(37.2)
EQUITY LOSS FROM VENTURES, net of tax	—	(0.3)	—	(0.6)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(38.2)	90.9	128.6	160.6
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	103.4	(76.4)	(825.1)	(216.8)
NET INCOME (LOSS)	65.2	14.5	(696.5)	(56.2)
INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(5.0)	(3.6)	(3.1)	(3.2)
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS SHAREHOLDERS	$60.2	$10.9	$(699.6)	$(59.4)
PREFERRED STOCK DIVIDENDS	—	(12.8)	(12.8)	(25.6)
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$60.2	$(1.9)	$(712.4)	$(85.0)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - BASIC
Continuing operations	$(0.28)	$0.49	$0.74	$0.86
Discontinued operations	0.67	(0.50)	(5.39)	(1.42)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - BASIC	$0.39	$(0.01)	$(4.65)	$(0.56)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - DILUTED
Continuing operations	$(0.28)	$0.48	$0.70	$0.86
Discontinued operations	0.67	(0.50)	(4.62)	(1.41)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - DILUTED	$0.39	$(0.02)	$(3.92)	$(0.55)
AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	153,232	153,087	153,203	153,064
Diluted	153,232	153,881	178,685	153,860
CASH DIVIDENDS DECLARED PER DEPOSITARY SHARE	$—	$0.44	$0.44	$0.88
CASH DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.15	$—	$0.30

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$276.2	$271.3
Accounts receivable, net	49.2	122.7
Inventories	487.1	260.1
Supplies and other inventories	115.8	118.6
Income tax receivable	163.1	217.6
Short-term assets of discontinued operations	150.5	330.6
Other current assets	140.3	128.0
TOTAL CURRENT ASSETS	1,382.2	1,448.9
PROPERTY, PLANT AND EQUIPMENT, NET	1,077.2	1,070.5
OTHER ASSETS
Long-term assets of discontinued operations	—	400.1
Other non-current assets	150.0	244.5
TOTAL OTHER ASSETS	150.0	644.6
TOTAL ASSETS	$2,609.4	$3,164.0
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$140.0	$166.1
Accrued expenses	175.5	201.7
Short-term liabilities of discontinued operations	196.9	400.6
Other current liabilities	246.0	190.2
TOTAL CURRENT LIABILITIES	758.4	958.6
PENSION AND POSTEMPLOYMENT BENEFIT LIABILITIES	244.8	259.7
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	214.9	165.6
LONG-TERM DEBT	2,887.4	2,843.3
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	436.1
OTHER LIABILITIES	244.1	235.0
TOTAL LIABILITIES	4,349.6	4,898.3
EQUITY
CLIFFS SHAREHOLDERS' DEFICIT	(1,923.8)	(1,431.3)
NONCONTROLLING INTEREST (DEFICIT)	183.6	(303.0)
TOTAL DEFICIT	(1,740.2)	(1,734.3)
TOTAL LIABILITIES AND DEFICIT	$2,609.4	$3,164.0

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(696.5)	$(56.2)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	63.5	286.4
Impairment of long-lived assets	76.6	2.4
Deferred income taxes	162.6	(139.0)
Gain on extinguishment of debt	(313.7)	—
Loss on deconsolidation, net of cash deconsolidated	641.4	—
Other	54.3	22.4
Changes in operating assets and liabilities:
Receivables and other assets	136.6	85.5
Product inventories	(217.4)	(251.7)
Payables and accrued expenses	(155.6)	(73.7)
Net cash used by operating activities	(248.2)	(123.9)
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(34.4)	(164.3)
Other investing activities	0.4	16.0
Net cash used by investing activities	(34.0)	(148.3)
FINANCING ACTIVITIES
Proceeds from first lien notes offering	503.5	—
Debt issuance costs	(33.6)	—
Repurchase of debt	(133.3)	—
Borrowings under credit facilities	309.8	730.4
Repayment under credit facilities	(309.8)	(315.6)
Common stock dividends	—	(46.0)
Preferred stock dividends	(25.6)	(25.6)
Other financing activities	(42.6)	(52.5)
Net cash provided by financing activities	268.4	290.7
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.9)	5.9
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14.7)	24.4
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	290.9	335.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$276.2	$359.9

1 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on both a consolidated basis and on a segment basis, which are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these measures on a segment basis is provided on page 1 of the news release. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)		(In Millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Income (Loss)	$65.2	$14.5	$(696.5)	$(56.2)
Less:
Interest expense, net	(64.3)	(44.8)	(108.5)	(87.5)
Income tax benefit (expense)	2.9	69.1	(172.1)	90.9
Depreciation, depletion and amortization	(30.5)	(145.3)	(63.5)	(286.4)
EBITDA	$157.1	$135.5	$(352.4)	$226.8

Less:
Impact of discontinued operations	103.0	(76.0)	(821.1)	(194.1)
Gain on extinguishment of debt	—	—	313.7	—
Foreign exchange remeasurement	(0.8)	(6.0)	12.7	(17.5)
Severance and contractor termination costs	(10.0)	(6.2)	(11.6)	(16.6)
Adjusted EBITDA	$64.9	$223.7	$153.9	$455.0

2 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented Adjusted Net Income attributable to Cliffs' shareholders, which is a non-GAAP financial measure that management uses in evaluating operating performance. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. A reconciliation of this measure to its most directly comparable GAAP measure is provided in the table below.

	(In Millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Income (Loss) from Continuing Operations Attributable to Cliffs Shareholders	$(43.2)	$87.3	$125.5	$157.4
Income (Loss) from Discontinued Operations, net of tax	103.4	(76.4)	(825.1)	(216.8)
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS SHAREHOLDERS	$60.2	$10.9	$(699.6)	$(59.4)
PREFERRED STOCK DIVIDENDS	—	(12.8)	(12.8)	(25.6)
NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$60.2	$(1.9)	$(712.4)	$(85.0)
Less:
Gain on extinguishment of debt	$—	$—	$313.7	$—
Foreign exchange remeasurement	(0.8)	(6.0)	12.7	(17.5)
Severance and contractor termination costs	(10.0)	(6.2)	(11.6)	(16.6)
Tax effect of adjustments	—	2.2	(6.3)	5.8
Income tax valuation allowances	—	—	(165.8)	—
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS - ADJUSTED	$(32.4)	$84.5	$(30.0)	$160.1
Weighted Average Number of Shares:
Basic	153.2	153.1	153.2	153.1
Depositary Shares	—	—	25.2	—
Employee Stock Plans	—	0.8	0.3	0.8
Diluted	153.2	153.9	178.7	153.9
Earnings (Loss) per Common Share Attributable to Cliffs Common Shareholders - Basic:
Continuing operations	$(0.21)	$0.47	$(0.28)	$0.88
Discontinued operations	0.67	(0.50)	(5.39)	(1.42)
	$0.46	$(0.03)	$(5.67)	$(0.54)
Earnings (Loss) per Common Share Attributable to Cliffs Common Shareholders - Diluted:
Continuing operations	$(0.21)	$0.47	$(0.24)	$0.87
Discontinued operations	0.67	(0.50)	(4.62)	(1.41)
	$0.46	$(0.03)	$(4.86)	$(0.54)

3 CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION EXPLANATIONS
Cash production cost, non-production cash cost, and cash cost per ton are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies.

- Cash production cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization; as well as period costs, costs of services and inventory effects per ton.

- Non-production cash cost per ton is defined as the sum of period costs (including royalties), costs of services, and inventory effects per ton.

- Cash cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization per ton.

4 NET DEBT RECONCILIATION

Net debt is a non-GAAP financial measure that management uses in evaluating financial position. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Net debt is defined as long-term debt plus the current portion of short term debt, less cash and cash equivalents. A reconciliation of this consolidated measure to its most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	June 30, 2015	June 30, 2014
Long-term debt	$2,887.4	$3,293.0
Short-term debt and current portion of long-term debt	—	161.1
Total Debt	$2,887.4	$3,454.1
Less:
Cash and cash equivalents	$276.2	$359.9
Net Debt	$2,611.2	$3,094.2